EXHIBIT 2.1

                    STOCK AND REAL ESTATE PURCHASE AGREEMENT



         THIS STOCK AND REAL ESTATE PURCHASE AGREEMENT (hereinafter sometimes called the "Agreement") is made as of the 22nd day of June in the year 2001 by and among AMERICAN LOCKER GROUP, INCORPORATED, a Delaware corporation (hereinafter sometimes called the "Buyer"), of the one part, and JANIE D'ADDIO, an individual resident of Dallas County, Texas (hereinafter sometimes called the "Stock Seller") and SALVATORE D'ADDIO and JANE D'ADDIO, husband and wife, individual residents of Dallas County, Texas (hereinafter sometimes collectively called the "Real Estate Sellers"), of the other part.

                                    RECITALS

         The Stock Seller desires to sell, and the Buyer desires to purchase, all of the issued and outstanding shares (hereinafter sometimes called the "Company Shares") of capital stock of B.L.L. Corporation, a Texas corporation doing business as Security Manufacturing Corporation (hereinafter sometimes called the "Company") and the Real Estate Sellers desire to sell, and the Buyer desires to purchase, the certain piece or parcel of land located in Tarrant County, Texas, as more particularly described in the Description of the Land set forth in Exhibit "A" attached hereto and made a part hereof (hereinafter sometimes called the "Land"), together with the building and other improvements erected thereon (hereinafter sometimes collectively called the "Building") and all appurtenances, subject to the title exceptions as more particularly described in the Schedule of Title Exceptions set forth in Exhibit "B" attached hereto and made a part hereof (hereinafter sometimes called the "Title Exceptions"), for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

         The Buyer, the Stock Seller and Real Estate Sellers, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

          SALE AND TRANSFER OF COMPANY SHARES AND REAL ESTATE; CLOSING

         SECTION 1.1 COMPANY SHARES. Subject to the terms and conditions of this Agreement, at the closing as defined in Section 1.4 hereof (hereinafter sometimes called the "Closing"), the Stock Seller shall sell and transfer the Company Shares to the Buyer and the Buyer shall purchase the Company Shares from the Stock Seller.

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         SECTION 1.2 REAL ESTATE.  Subject to the terms and  conditions  of this
Agreement, at the Closing, the Real Estate Sellers shall sell and transfer the real estate as defined in Article II hereof (hereinafter sometimes called the "Real Estate") to the Buyer and the Buyer shall purchase the Real Estate from the Real Estate Sellers.

         SECTION 1.3       PURCHASE PRICES.

         (a) The purchase price for the Company Shares (hereinafter sometimes called the "Share Purchase Price") shall consist of the sum of Nine Million, One Hundred Thousand Dollars ($9,100,000) payable in accordance with the provisions of Section 1.4 hereof.

         (b) The purchase price for the Real Estate (hereinafter sometimes called the "Real Estate Purchase Price") shall consist of Three Million Five Hundred Thousand Dollars ($3,500,000) in cash. The Real Estate Purchase Price shall be allocated for income tax, transfer tax and all other purposes to the extent of Five Hundred Thousand Dollars ($500,000) to the Land and the remainder thereof to the Building.

         SECTION 1.4 PAYMENT OF SHARE PURCHASE PRICE. The Share Purchase Price shall be payable by the Buyer in cash in four installments, the first of which shall be payable at the closing referred to in Section 1.5 hereof (hereinafter sometimes called the "Closing") in the amount of Eight Million, One Hundred Forty Thousand Dollars ($8,140,000), the second of which shall be payable by the first anniversary of the date of the Closing (hereinafter sometimes called the "Closing Date"), in the amount of Three Hundred Twenty Thousand Dollars ($320,000), the third of which shall be payable by the second anniversary of the Closing Date in the amount of Three Hundred Twenty Thousand Dollars ($320,000) and the fourth of which shall be payable by the third anniversary of the Closing Date in the amount of Three Hundred Twenty Thousand Dollars ($320,000). The obligations of the Buyer to pay the second, third and fourth installments of the Share Purchase Price shall be evidenced by a promissory note to the order of the Stock Seller in the principal amount thereof, together with interest thereon at the annual rate of six and one-half percent (6.5%), in substantially the form of Exhibit "C" attached hereto and made a part hereof (hereinafter sometimes called the "Promissory Note") which the Buyer shall deliver at the Closing.

         SECTION 1.5 CLOSING. The Closing of the simultaneous purchase and sale of the Company Shares and the Real Estate provided for in this Agreement shall take place in the offices of Gardere Wynne Sewell, LLP, counsel to the Stock Seller and the Real Estate Sellers, 1601 Elm Street, Suite 300, Dallas, Texas, at ten o'clock a.m. (local time) on Friday, the 6th day of July, 2001, or at such other time and place as the parties may agree. Subject to the provisions of
Article VII hereof, failure to consummate the purchase and sale of the Company Shares and the Real Estate provided for in this Agreement on the date and time and at the place determined pursuant to this Section 1.5 shall not result in the termination of this Agreement and shall not relieve any party of any obligation under this Agreement.


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         SECTION  1.6  CLOSING  OBLIGATIONS.  At the Closing on the date thereof
(hereinafter sometimes called the "Closing Date"):

         (a)  Against  performance  by the Buyer of its  obligations  under this
Section 1.5, the Stock Seller and the Real Estate Sellers (hereinafter sometimes collectively called the "Sellers") shall deliver to or for the Buyer:

               (i) the certificate or certificates representing the Company Shares, duly endorsed (or accompanied by duly executed stock powers) by the Stock Seller for transfer to the Buyer;

               (ii) the release in the form of Exhibit "D" attached hereto and made a part hereof executed by the Sellers (hereinafter sometimes called the "Sellers' Release");

               (iii) the resignations of each of the directors and officers of the Company, effective as of the Closing Date;

               (iv) the consulting agreement in the form of Exhibit "E" attached hereto and made a part hereof executed by Janie D'Addio (hereinafter sometimes called the "Janie D'Addio Consulting Agreement");

               (v) the consulting agreement in the form of Exhibit "F" attached hereto and made a part hereof executed by Salvatore D'Addio (hereinafter sometimes called the "Salvatore D'Addio Consulting Agreement");

               (vi) the sales representative agreement in the form of Exhibit "G" attached hereto and made a part hereof executed by Janie D'Addio (hereinafter sometimes called the "Sales Representative Agreement");

               (vii) the warranty deed executed and acknowledged by the Real Estate Sellers in recordable form acceptable to the title insurance company (hereinafter sometimes called the "Title Company") which will issue to the Buyer hereunder a commitment to issue an owner's and a mortgagee's title insurance policy in accordance with the provisions of Section 6.1(d) hereof;

               (viii) the federal income tax certification in the form of Exhibit "H" attached hereto and made a part hereof executed under penalty of perjury by the Real Estate Sellers; and

               (ix) a  certificate  executed  by the  Sellers  representing  and warranting to the Buyer that each of the representations and warranties of Sellers in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.


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

         (b) against  performance by the Sellers of their obligations under this
Section 1.6, the Buyer shall deliver to or for the Sellers:

               (i) the initial portion of the Share Purchase Price payable to the Stock Seller in accordance with the provisions of Section 1.4 hereof;

               (ii) the Promissory Note executed by the Buyer;

               (iii) the cash portion of the Real Estate Purchase Price payable to the Real Estate Sellers;

               (iv) the Janie D'Addio Consulting Agreement executed by the Company and guaranteed by the Buyer;

               (v) the Salvatore D'Addio Consulting Agreement executed by the Company and guaranteed by the Buyer;

               (vi) the Sales Representative Agreement executed by the Company and guaranteed by the Buyer; and

               (vii) a certificate executed by the Buyer representing and warranting to the Sellers that each of the representations and warranties of the Buyer in this Agreement was accurate in all respects as of date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;

         (c) Simultaneously, upon the Closing, the Real Estate Sellers shall deliver to or for the Buyer their assignment of the lease of the Real Estate between them as landlord and the Company as tenant (hereinafter sometimes called the "Real Estate Lease") executed by the Real Estate Sellers and the Buyer shall deliver to or for the Real Estate Sellers its assumption of the obligations of the landlord thereunder, executed by the Buyer.

         (d) Simultaneously, upon the Closing, the Stock Seller shall deliver to the Company her termination of the line of credit and any other commitment previously made by the Stock Seller to advance funds to or for the benefit of the Company.

         SECTION 1.7 APPORTIONMENT. All real estate taxes and assessments on the Real Estate and water and sewer rentals therefor not paid by the Company under the Real Estate Lease, together with rentals and other charges under the Real Estate Lease, shall be apportioned between the Buyer, on the one hand, and the Real Estate Sellers, on the other hand, as of the end of the Closing Date on a PER DIEM basis. If bills for real estate taxes on the Real Estate have not been issued as of the Closing, and if the amount of such taxes for the then current tax fiscal year is not then known, the apportionment of real estate taxes shall be made at the Closing on the basis of the prior year's real estate taxes, subject, however, to adjustment following the Closing once such bills have been issued. Any credit due to the Buyer pursuant to this Section 1.7 shall be applied as a credit to the


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


Real Estate Purchase Price hereunder; and any credit due to the Real Estate Sellers pursuant to this Section 1.7 shall be paid by the Buyer to or for the Real Estate Sellers at the Closing as an addition to the Real Estate Purchase Price.

         SECTION 1.8 TRANSFER TAXES AND OTHER COSTS. The Buyer shall pay at the Closing any and all costs and expenses for the appraisal and the survey of the Real Estate, as well as any mortgagee's policy of title insurance, as contemplated by this Agreement. The Real Estate Sellers shall pay at the Closing any and all costs and expenses for title examination and insurance (other than any mortgagee's policy of title insurance), real estate transfer taxes, recordation and documentary stamp and other fees incurred from, out of, or in connection with the conveyance of the Real Estate, as contemplated by this Agreement.

                                   ARTICLE II

                                   DEFINITIONS

                  For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Article II:

                  "Affiliate" means a Related Person with respect to a Person other than an individual.

                  "APPLICABLE CONTRACT" means any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability or (c) by which the Company or any of the assets owned or used by it, including the Real Estate, is or may become bound.

                  "BALANCE SHEET" means the balance sheet constituting part of the financial statements of the Company as of October 31, 2000, and referred to in Section 3.1(d) hereof.

                  "BEST EFFORTS" mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

                  "BREACH" means that a "Breach" of a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence or circumstance.


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                  "BUILDING" means the building and other  improvements  erected on the Land.

                  "BUYER" means American Locker Group, Incorporated, a Delaware corporation, its successors and permitted assigns hereunder.

                  "CLOSING" means the term as defined in Section 1.5 hereof.

                  "CLOSING DATE" means the date and time as of which the Closing actually takes place.

                  "COMPANY" means B.L.L. Corporation, a Texas corporation, its successors and assigns.

                  "COMPANY SHARES" mean all the issued and outstanding shares of capital stock of the Company referred to in the Recitals hereinabove.

                  "CONSENT" means any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization).

                  "CONSULTING AGREEMENTS" mean collectively, the Janie D'Addio Consulting Agreement and the Salvatore D'Addio Consulting Agreement.

                  "CONTEMPLATED TRANSACTIONS" means all of the transactions contemplated by this Agreement, including (a) the sale of the Company Shares by the Stock Seller to the Buyer; (b) the sale of the Real Estate by the Real Estate Sellers to the Buyer; (c) the execution, delivery, and performance of the Consulting Agreements, the Sales Representative Agreement, and the Promissory Note; (d) the performance by the Buyer and the Sellers of their respective covenants and obligations under this Agreement; and (e) the Buyer's acquisition and ownership of the Company Shares and exercise of control over the Company.

                  "CONTRACT" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether expressed or implied) that is legally binding.

                  "DAMAGES" means the term as defined in Section 8.2 hereof.

                  "DISCLOSURE SCHEDULE" means the Disclosure Schedule delivered by the Sellers to the Buyer as of the date hereof.

                  "ENCUMBRANCE" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

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                  "ENVIRONMENT"  means soil, land surface or subsurface  strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands, ground waters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

                  "ENVIRONMENTAL, HEALTH AND SAFETY LIABILITIES" mean any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for clean-up costs or corrective action, including any investigation, clean-up, removal, containment, or other remediation or response action (hereinafter sometimes called "Clean-up") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Clean-up has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act.

                  "ENVIRONMENTAL LAW" means any Legal Requirement that requires or relates to: (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment; (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;
         (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (e) protecting resources, species, or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances; (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean-up or prevention; or (h) making responsible parties pay private parties or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.


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                  "ERISA" means the Employee  Retirement  Income Security Act of
         1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "FACILITIES" mean any real property, leasehold, or other interests currently or formerly owned by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

                  "GAAP" means generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.1(d) were prepared.

                  "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                  "GOVERNMENTAL BODY" means any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

                  "HAZARDOUS ACTIVITY" means the distribution, generation, handling, importing, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities, including the Real Estate, or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, including the Real Estate, or that may affect the value of the Facilities, including the Real Estate, or the Company.

                  "HAZARDOUS MATERIALS" mean any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

                  "INDEMNIFIED PERSONS" mean the term as defined in Section 8.2 hereof.


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                  "INTELLECTUAL  PROPERTY  ASSETS"  mean the term as  defined in
Section 3.1(w) hereof.

                  "IRC" means the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

                  "IRS" means the United States Internal Revenue Service or any successor agency and, to the extent relevant, the United States Department of the Treasury.

                  "JANIE D'ADDIO CONSULTING AGREEMENT" means the Consulting Agreement dated the Closing Date between the Company and Janie D'Addio in substantially the form set forth in Exhibit "E" hereto.

                  "KNOWLEDGE" means that an individual will be deemed to have "Knowledge" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation conceiving the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

                  "LAND"  means the certain  piece or parcel of land  located in
         Tarrant  County,   Texas,  as  more   particularly   described  in  the
         Description of the Land set forth in Exhibit "A" hereto.

                  "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

                  "OCCUPATIONAL SAFETY AND HEALTH LAW" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

                  "ORDER" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

                  "ORDINARY COURSE OF BUSINESS" means that an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:


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        (a)  such  action  is  consistent  with  the past
         practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and
         (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

                  "ORGANIZATIONAL DOCUMENTS" mean, in the case of a corporation, the articles or certificate of incorporation and the bylaws thereof and any amendment to any of the foregoing.

                  "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                  "PLAN" means the term as defined in Section 3.1(n) hereof.

                  "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  "PROMISSORY NOTE" means the Promissory Note dated the Closing Date issued by the Buyer to the Stock Seller in substantially the form set forth in Exhibit "C" hereto.

                  "REAL   ESTATE"   means  the  Land,   the   Building  and  all
appurtenances.

                  "REAL ESTATE LEASE" means the Agreement dated May 1, 1995 between Janie D'Addio, lessor, and Security Manufacturing Corporation, lessee, as amended on October 1, 1996, and further amended on January 1, 2001.

                  "REAL  ESTATE  SELLERS"  means  Salvatore   D'Addio  and  Jane
         D'Addio, husband and wife, as referred to on the first page hereof, their successors and permitted assigns.

                  "RELATED   PERSON"   means  with   respect  to  a   particular
individual:

                    (a) each other member of such individual's Family;

                    (b) any Person that is directly or indirectly  controlled by such  individual  or one or more  members  of  such  individual's
               Family;

                    (c) any Person in which such  individual  or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                    (d) any Person with respect to which such  individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (in a similar capacity);

               and means with respect to a specified Person other than an individual:

                    (a) any Person that  directly  or  indirectly  controls,  is
               directly  or  indirectly   controlled   by,  or  is  directly  or
               indirectly under common control with such specified Person;

                    (b) any  Person  that  holds  a  Material  Interest  in such specified Person;

                    (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                    (d) any  Person  in  which  such  specified  Person  holds a
               Material Interest;

                    (e) any Person with respect to which such  specified  Person serves as a general partner or a trustee (or in a similar capacity); and

                    (f) any Related Person of any individual described in clause
               (b) or (c).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and
         (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least twenty-five percent (25%) of the outstanding equity securities or equity interests in a Person.

                  "RELEASE" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

                  "REPRESENTATIVE" means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

                  "SALES REPRESENTATIVE AGREEMENT" means the Sales Representative Agreement dated the Closing Date between the Company and Janie D'Addio in substantially the form set forth in Exhibit "G" hereto.

                  "SALVATORE D'ADDIO CONSULTING AGREEMENT" means the Consulting Agreement dated the Closing Date between the Company and Salvatore D'Addio in substantially the form set forth in Exhibit "F" hereto.

                  "SECURITIES ACT" means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "SELLERS" mean, collectively, the Stock Seller and the Real Estate Sellers.

                  "SELLERS' CLOSING DOCUMENTS" mean, collectively, the documents to be delivered by the Sellers at the Closing in accordance with the provisions of Section 1.6 hereof.

                  "SELLERS' RELEASE" means the Release dated the Closing Date by the Sellers in substantially the form set forth in Exhibit "D" hereto.

                  "STOCK  SELLER"  means  Janie  D'Addio,   her  successors  and
permitted assigns.

                  "SUBSIDIARY" means with respect to any Person (hereinafter sometimes called the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

                  "TAX" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

                  "TAX RETURN" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                  "THREAT OF RELEASE" means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

                  "THREATENED" means that a claim, Proceeding, dispute, action, or other matter will be deemed to have been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

                  "TITLE COMPANY" means the title insurance company duly licensed in the State of Texas to engage in the business of insuring titles to real estate, designated by the Real Estate Sellers and acceptable to the Buyer.

                  "TITLE EXCEPTIONS" means the title exceptions set forth in the Schedule of Title Exceptions set forth in Exhibit "B" hereto.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF SELLERS. The Sellers, jointly and severally, represent and warrant to the Buyer as follows:

                  (a) ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, the jurisdiction of its incorporation, with full corporate power and authority to conduct it business as it is now being conducted under the name of Security Manufacturing Corporation, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state and other jurisdiction set forth in Part 3.1(a) of the Disclosure Schedule; and there exists no other state or other jurisdiction in which either the ownership or use of the properties owned or used by the Company or the nature of the activities conducted by it requires such qualification. The Sellers have delivered to the Buyer copies of the Organizational Documents of the Company, as currently in effect.

                  (b)  AUTHORITY; NO CONFLICT.


                           (i) This Agreement  constitutes the legal, valid, and
                  binding obligation of each of the Sellers, enforceable against the Sellers in accordance with its terms. Upon the execution and delivery by each of the Sellers of the Sellers' Closing Documents, the Sellers' Closing Documents will constitute the legal, valid and binding obligations of each of the Sellers, enforceable against each of the Sellers who is a party thereto in accordance with their respective terms. Each of the Sellers has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Sellers' Closing Documents to which he or she is a party and to perform his or her obligations under this Agreement and the Sellers' Closing Documents to which he or she is a party.

                           (ii) Except as set forth in Part 3.1(b)(ii) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions by the Sellers or the Company will, directly or indirectly (with or without notice or lapse of time):

                                    (A) contravene,  conflict with, or result in
                           a violation of any provision of the Organizational Documents of the Company or any resolution adopted by the board of directors or the stockholders of the Company;

                                    (B) contravene,  conflict with, or result in
                           a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any of the Sellers, or any of the assets owned or used by the Company, including the Real Estate, may be subject;

                                    (C) contravene,  conflict with, or result in
                           a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by the Company, including the Real Estate.

                                    (D)     cause the Company to  become subject
                           to, or become liable for the payment of, any Tax;

                                    (E)     cause any of the assets owned by the
                           Company to be   reassessed or revalued by  any taxing
                           authority or other Governmental Body;

                                    (F) contravene,  conflict with, or result in
                           a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                                    (G) result in the  imposition or creation of
                           any Encumbrance upon, or with respect to any of the assets owned or used by the Company, including the Real Estate.

                  Except as set forth in Part 3.1(b)(ii) of the Disclosure Schedule, none of the Sellers or the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                           (iii) The Stock  Seller is acquiring  the  Promissory
                  Note for her own account, and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act. The Stock Seller is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

                  (c) CAPITALIZATION. The authorized equity securities of the Company consist of one hundred thousand (100,000) shares of common stock, par value One Dollar ($1.00) per share, of which eleven thousand (11,000) shares are issued and outstanding and constitute the Company Shares. The Stock Seller is and will be on the Closing Date the record and beneficial owner and holder of the Company Shares, free and clear of all Encumbrances. Except as set forth in Part 3.1(c) of the Disclosure Schedule, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except for this Agreement, there are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, or does not have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

                  (d) FINANCIAL STATEMENTS. The Stock Seller has delivered to the Buyer (a) audited balance sheets of the Company as of October 31 in
         each of the years 1998 through 2000, and  the   related   statements of
         income, changes in
         stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Powell, Duvall & Parr, LLP
         and  its  predecessors,   independent  certified  public  accountants,
         including in each case the notes thereto (collectively, "Financial Statements"). The Financial Statements, including the notes, fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in the Financial Statements, all in accordance with GAAP; the Financial Statements reflect the consistent application of such accounting principles throughout the periods involved (except as disclosed in the notes to such financial statements). No financial statements of any Person other than the Company are required by GAAP to be included in the
         financial   statements   of  the  Company,   including  the  Financial
         Statements.

                  (e)  BOOKS AND RECORDS.  The   books of account, minute books,
         stock record books, and other business records of the Company, all of which have been made available to the Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

                  (f) TITLE TO PROPERTIES; ENCUMBRANCES. Part 3.1(f) of the Disclosure Schedule contains a complete and accurate list of all real property, real property and other leaseholds, or other interests therein owned by the Company, including the Real Estate. The Sellers have delivered or made available to the Buyer copies of the deeds and other instruments (as recorded) by which the Company or the Real Estate Sellers acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of the Sellers or the Company and relating to such property or interests. The Company owns (with good and marketable title in the case of real property) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own, including all of the properties and assets reflected in the Balance Sheet (except for assets held under capitalized leases disclosed in Part 3.1(f) of the Disclosure Schedule and personal property including inventory sold since the date of the Balance Sheet in the Ordinary Course of Business) and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice, which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 3.1(f) of the Disclosure Schedule. All material properties and assets reflected in the Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature, except, with respect to all such properties and assets,
         (A) the security interest securing the specific liability or obligation disclosed in Part 3.1(f) of the Disclosure Schedule, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (B) liens for current taxes not yet due.

                  (g) TITLE TO THE REAL ESTATE; ENCUMBRANCES. The Real Estate Sellers own (with good and marketable title) the Real Estate, free and clear of all Encumbrances except for the Real Estate Lease, liens for current taxes not yet due, the Title Exceptions and other zoning laws and other land use restrictions that do not impair the present or anticipated use of the Real Estate. The Real Estate is not subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature except as referred to in this Section 3.1(g) or disclosed in Part 3.1(g) of the Disclosure Schedule. All buildings, plants and structures constituting part of the Real Estate, including the Building, lie wholly within the boundaries of the Land constituting part of the Real Estate and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

                  (h) CONDITION AND  SUFFICIENCY  OF ASSETS.  The Facilities of,
         or currently used by, the Company, including the Building and any other buildings, plants and structures constituting part of the Real Estate, are structurally sound, are in good operating condition and repair, and are adequate for the use to which they are being put; and none of the Building or of such other Facilities of, or currently used by, the Company is in need of maintenance or repairs except for ordinary routine maintenance and repairs that are not material in nature or cost. The Facilities of, or currently used by, the Company, including the Building and any other buildings, plants and structures constituting part of the Real Estate, are sufficient for the continued conduct by the Company of its businesses after the Closing in substantially the same manner as conducted prior to the Closing.

                  (i) ACCOUNTS  RECEIVABLE.  All  accounts  receivable   of  the
         Company that are reflected on the Balance Sheet or on the accounting records of the Company as of the Closing Date (hereinafter collectively sometimes called the "Accounts Receivable" in this
         Section 3.1(i)) represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the reserves shown on the Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage as of the Closing Date than the reserve reflected in the Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has or will be collected in full, without any set-off, within one hundred twenty (120) days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.1(i) of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of the date of the Balance Sheet, which list sets forth the aging of such Accounts Receivable.

                  (j)  INVENTORY.  All  inventory  of  the  Company,  whether or not reflected on the Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or net realizable value on an average cost basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

                  (k) NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date of the Balance Sheet.

                  (l) TAXES.

                           (i) The  Company has filed or caused to be filed on a
                  timely basis all Tax Returns that are or were required to be filed by or with respect to the Company pursuant to applicable Legal Requirements. The Stock Seller has delivered to the Buyer copies of, and Part 3.1(l) of the Disclosure Schedule contains a complete and accurate list of, all such Tax Returns (excluding payroll tax returns and sales tax returns) filed since October 31, 1998. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Sellers or the Company.

                           (ii) The United  States  federal and state income Tax
                  Returns of the Company subject to such Taxes are closed by the applicable statute of limitations for all taxable years through October 31, 1997. Part 3.1(l) of the Disclosure Schedule contains a complete and accurate list of all audits of all such Tax Returns, including a description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, or settled. Part 3.1(l)of the Disclosure

                  Schedule describes all adjustments to the United States federal income Tax Returns filed by the Company for all taxable years since October 31, 1990, and the resulting deficiencies proposed by the IRS. None of the Sellers or the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company for which the Company may be liable.

                           (iii) The charges, accruals, and reserves with respect to Taxes on the books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed on the Balance Sheet or in Part 3.1(l) of the Disclosure Schedule. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                           (iv) All Tax  Returns  filed by the Company are true,
                  correct and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement. During the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the Sale of the Company Shares to the Buyer) neither the Company nor any target affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Company Shares to the Buyer) has sold or will sell any property or assets to the Buyer or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes the Buyer. Part 3.1(l) of the Disclosure Schedule lists all such target affiliates.

                  (m) NO  MATERIAL  ADVERSE  CHANGE.  Since   the  date  of  the
               Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets or condition of the Company, including the Real Estate; and no event has occurred or circumstance exists that may result in such a material adverse change except, however, for a decline in sales of the Company during the months of December, January and February in the Ordinary Course of Business.

                  (n)      EMPLOYEE BENEFITS.

                           (i) As used in this Section 3.1(n), the following terms have the meanings set forth below:

                           "Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted or followed by the Company or an ERISA Affiliate of the Company.

                           "Company Plan" means all Plans of which the Company or an ERISA Affiliate of the Company is or was a Plan Sponsor, or to which the Company or an ERISA Affiliate of the Company otherwise contributes or has contributed, or in which the Company or an ERISA Affiliate of the Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

                           "Company VEBA" means a VEBA whose members include employees of the Company or any ERISA Affiliate of the Company.

                           "ERISA Affiliate" means, with respect to the Company, any other Person that, together with the Company, would be treated as a single employer under Section 414 of the IRC.

                           "Multi-Employer   Plan"  has  the  meaning  given  in
                           Section 3(37)(A) of ERISA.

                           "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of
                           Section 132 of the IRC.

                           "PBGC"   means   the   Pension    Benefit    Guaranty
                           Corporation, or any successor thereto.

                           "Pension Plan" has the meaning given in Section 3(2)(A) of ERISA.

                           "Plan" has the meaning given in Section 3(3) of ERISA.

                           "Plan Sponsor" has the meaning given in Section 3(16)(B) of ERISA.

                           "Qualified   Plan"  means  any  Plan  that  meets  or
                           purports to meet the requirements of Section 401(a) of the IRC.

                           "Title IV Plans"  means all  Pension  Plans  that are
                           subject   to   Title   IV  of   ERISA,   other   than
                           Multi-Employer Plans.

                           "VEBA"  means  a  voluntary   employees   beneficiary
                           association under Section 501(c)(9) of the IRC.

                           "Welfare Plan" has the meaning given in Section 3(1) of ERISA.

                           (ii) Part 3.1(n) of the Disclosure  Schedule contains
                  a complete and accurate list of all Company Plans, Company Other Benefit Obligations, and Company VEBAs. None of the Company Plans are defined benefit Pension Plans, Qualified Plans, Title IV Plans or Multi-Employer Plans. Part 3.1(n) of the Disclosure Schedule contains a complete and accurate list of all ERISA Affiliates of the Company. There are no Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed. Part 3.1(n) of the Disclosure Schedule sets forth a calculation of the liability of the Company for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether the Company is required by this Statement to disclose such information. Part 3.1(n) of the Disclosure Schedule sets forth the financial cost of all obligations owed under any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

                           (iii) The Sellers have delivered to the Buyer (A) all
                  documents that set forth the terms of each Company Plan, Company Other Benefit Obligation, or Company VEBA and of any related trust, including all plan descriptions and summary plan descriptions of Company Plans for which the Sellers or the Company are required to prepare, file and distribute plan descriptions and summary plan descriptions, and all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, Company Other Benefit Obligations, and Company VEBAs for which a plan description or summary plan description is not required; (B) all personnel, payroll and employment manuals and policies; (C) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Company and the ERISA Affiliates of the Company, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities; (D) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing; (E) all registration statements filed with respect to any Company Plan; (F) all insurance policies purchased by or to provide benefit under any Company Plan; (G) all all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan, Company Other Benefit Obligation, or Company VEBA; (H) all reports submitted within the four (4) years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan, Company Other Benefit Obligations, or Company VEBA; (I) all notifications to employees of their rights under Sections 601 et seq. of ERISA and Section 4980B of the IRC; (J) the Form 5500 filed in each of the most recent three (3) plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants; (K) all notices that were given by the Company or any ERISA Affiliate of the Company or any Company Plan to the IRS, the PBGC, or any participant or beneficiary, pursuant to statute, within four (4) years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.1(n); (L) all notices that were given by the IRS, the PBGC, or the United States Department of Labor to the Company, any ERISA Affiliate of the Company or any Company Plan within the four
                  (4) years preceding the date of this Agreement; and (M) with respect to Qualified Plans and VEBAs, the most recent determination letter for each Plan of the Company that is a Qualified Plan.

                           (iv)  (A)  The  Company  has  performed  all  of  its
                  obligations under all Company Plans, Company Other Benefit Obligations, and Company VEBAs. The Company has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans, VEBAs and Obligations that have accrued but are not due. (B) No statement, either written or oral has been made by the Company to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to the Company or to the Buyer; (C) the Company, with respect to all Company Plans, Other Benefits Obligations, and Company VEBAs, is, and each Company Plan, Company Other Benefit Obligation, and Company VEBAs is, in full compliance with ERISA, the IRC, and other applicable Laws, including the provisions of such Laws expressly mentioned in this Section 3.1(n) and with any applicable collective bargaining agreement. No transaction prohibited by Section 406 of ERISA and no "prohibited transaction" under Section 4975(c) of the IRC have occurred with respect to any Company Plan. None of the Sellers or the Company has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC. None of the Sellers or the Company has any liability to the PBGC with respect to any Plan or has any liability under Sections 502 or 4071 of ERISA. All filings required by ERISA and the IRC as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided. All contributions and payments made or accrued with respect to all Company Plans, Company Other Benefit Obligations, and Company VEBAs are deductible under Sections 162 or 404 of the IRC. No amount, or any asset of any Company Plan or Company VEBA, is subject to tax as unrelated business taxable income. (D) Each Company Plan can be terminated within thirty (30) days, without payment of any additional contribution or amount (other than normal administrative costs of termination) and without the vesting or acceleration of any benefits promised by such Plan. (E) Since the date of the Balance Sheet, there has been no establishment or amendment of any Company Plan, Company VEBA, or Company Other Benefit Obligation. (F) No event has incurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured. (G) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan, Company Other Benefit Obligation, or Company VEBA is pending or, to the Sellers' Knowledge is Threatened. (H) No Company Plan is a stock bonus, pension, or profit-sharing plan within the meaning of Section 401(a) of the IRC. (I) No Company Plan is a Qualified Plan. Each Company VEBA is exempt from federal income tax. (J) The Company and each ERISA Affiliate of the Company has met the minimum funding standard, and has made all contributions required, under Section 302 or ERISA and Section 402 of the IRC. (K) No Company Plan is subject to Title IV of ERISA. (L) The Company has paid all amounts due to the PBGC under Section 4007 of ERISA. (M) Neither the Company nor any ERISA Affiliate of the Company has ceased operations at any facility or has withdrawn from any Title IV Plan in a manner that would subject any entity or the Sellers to liability under Sections 4062(e), 4063, or 4064 of ERISA. (N) Neither the Company nor any ERISA Affiliate of the Company has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to treat any Company Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a Trustee to administer any, Company Plan. (0) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under
                  Section 307 of ERISA or Section 401(a)(29) of the IRC. (P) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan. (Q) No reportable event (as defined in Section 4043 of ERISA and the regulations issued thereunder) has occurred.
                  (R) None of the Sellers or the Company has Knowledge of any facts or circumstances that may give rise to any liability of any of the Sellers, the Company or the Buyer to the PBGC under Title IV of ERISA. (S) Neither the Company nor any ERISA Affiliate of the Company has ever established maintained or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan. (T) Neither the Company nor any ERISA Affiliate of the Company has withdrawn from any Multi-Employer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multi-Employer Plan that could result in any liability of either the Company or the Buyer to a Multi-Employer Plan.
                  (U) Neither the Company nor any ERISA Affiliate of the Company has received notice from any Multi-Employer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Plan intends to terminate or has terminated. (V) No Multi-Employer Plan to which the Company or any ERISA Affiliate of the Company contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC. (W) Except to the extent required under Section 601 et. seq. of ERISA and Section 4980B of the IRC, the Company does not provide health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service. (X) The Company has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees. (Y) The Sellers and the Company have complied with the provisions of Section 601 et seq. of ERISA and Section 4980B of the IRC. (Z) No payment that is owed or may become due to any director, officer, employee or agent of the Company will be non-deductible to the Company or subject to tax under Section 280G or Section 4999 of the IRC; nor will the Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person. (AA) The consummation of the Contemplated Transactions will not result in the payment vesting, or acceleration of any benefit.

                  (o)   COMPLIANCE   WITH   LEGAL   REQUIREMENTS;   GOVERNMENTAL
         AUTHORIZATIONS. (i) Except as set forth in Part 3.1(o) of the Disclosure Schedule:

                           (A) The Company  is, and at all times  since  October
                  31, 1998 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, including the Real Estate;

                           (B) No event has occurred or circumstance exists that
                  (with or without notice or lapse of time) (x) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (y) may give rise to any obligation on the part of the Company to undertake or bear all or any portion of the cost of, any remedial action of any nature; and

                           (C) The  Company  has not  received at any time since
                  October 31, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (x) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (z) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (ii) Part 3.1(o) of the Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company, including the Real Estate. Each Governmental Authorization listed or required to be listed in Part 3.1(o) of the Disclosure Schedule is valid and in full force and effect. Except as set forth in Part 3.1(o) of the Disclosure
         Schedule:

                           (A) The Company  is, and at all times  since  October
                  31, 1998 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified as required to be identified in Part 3.1(p) of the Disclosure Schedule;

                           (B) No event has occurred or circumstance exists that
                  may (with or without notice or lapse of time) (x) constitute or result directly or indirectly in a violation of or failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.1(o) of the Disclosure Schedule or (y) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in
                  Part 3.1(o) of the Disclosure Schedule;

                           (C) The  Company  has not  received at any time since
                  October 31, 1998 any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (x) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (y) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                           (D) All applications  required to have been filed for
                  the renewal of the Governmental Authorizations listed or required to be listed in Part 3.1(o) of the Disclosure Schedule have been duly filed prior to the expiration of such Governmental Authorizations on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

                           The Governmental Authorizations listed in Part 3.1(o)
                  of the Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets, including the Real Estate, in the manner in which it currently owns and uses such assets.

                  (p) LEGAL PROCEEDINGS; ORDERS.

                           (i) There is no pending  Proceeding (A) that has been
                  commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company, including the Real Estate; or (B) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of the Sellers and the Company (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

                           (ii) There is no Order to which the Company or any of
                  the assets owned or used by the Company, including the Real Estate, is subject; none of the Sellers is subject to any Order that relates to the business of, or any of the assets, including the Real Estate, owned or used by the Company; and no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company or the Real Estate.

                           (iii) Neither the Company, nor any of the assets owned or used by the Company, including the Real Estate, nor the Sellers with respect to the Real Estate or the Company or any of the other assets owned or used by the Company is or has been subject to any Order.

                  (q) ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in Part 3.1(q) of the Disclosure Schedule, since the date of the
         Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any (i) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible, into such capital stock; grant of any registration rights; purchase, redemption, retirement or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock; (ii) amendment to the Organizational Documents of the Company, (iii) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee or entry into any employment, severance, or similar Contract with any director, officer, or employee; (iv) adoption of, or increase in the payments to or benefits under, any profit-sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company; (v) damage to or destruction or loss of any asset or property of the Company, or the Real Estate, whether or not covered by insurance; (vi) entry into, termination of, or receipt of notice of termination of (A) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (B) any Contract or transaction involving a total remaining commitment by or to the Company of at least Ten Thousand Dollars ($10,000); (vii) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or the Real Estate, or mortgage, pledge, or imposition of any lien or other encumbrance on any asset or property of the Company or the Real Estate, including the sale, lease, or other disposition of the Intellectual Property Assets;
         (viii) cancellation or waiver of any claims or rights, including but not limited to claims or rights of the Sellers or the Company with respect to the Real Estate; (ix) change in the accounting methods used by the Company; or (x) agreement, whether oral or written, by the Sellers or the Company to do any of the foregoing; except, however, for the Letter of Intent referred to in Section 9.8 hereof and this Agreement.

                  (r) CONTRACTS; NO DEFAULTS.


                           (i) Part 3.1(r) of the Disclosure Schedule contains a
                  complete and accurate list, and the Sellers have delivered to the Buyer true and complete copies of (A) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of Five Thousand Dollars ($5,000); (B) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of Five Thousand Dollars ($5,000); (C) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of Five Thousand Dollars ($5,000); (D) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property; (E) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the nondisclosure of any of the Intellectual Property Assets; (F) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees; (G) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person; (H) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company, including the Sellers, to engage in any line of business or to compete with any Person; (I) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods; (J) each power of attorney granted by or for the Company that is currently effective and outstanding; (K) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages; (L) each Applicable Contract for capital expenditures in excess of Five Thousand Dollars ($5,000); (M) each written warranty, guaranty, and other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and (N) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

                           (ii) Except as set forth in Part 3.1(r) of the Disclosure Schedule: (A) none of the Sellers (and no Related Person of any of the Sellers) has or may acquire any rights under, and none of the Sellers has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by the Company, except, however, for the Real Estate; and (B) no officer, director, agent, employee, consultant or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (1) engage in or continue any conduct, activity, or practice relating to the business of the Company or (2) assign to the Company or to any other Person any rights to any invention, improvement or discovery.

                           (iii) Except as set forth in Part 3.1(r) of the Disclosure Schedule, each Applicable Contract identified or required to be identified in Part 3.1(r) of the Disclosure
                  Schedule is in full force and effect and is valid and enforceable in accordance with its terms.

                           (iv) Except as set forth in Part 3.1(r) of the Disclosure Schedule: (A) the Company is, and at all times since November 1, 1998, has been, in full compliance with all applicable terms and requirements of each Applicable Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company, including the Real Estate, is or was bound; (B) each other Person that has or had any obligation or liability under any Applicable Contract under which the Company has or had any rights is, and at all times since November 1, 1998, has been, in full compliance with all applicable terms and requirements of such Contract;
                  (C) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and (D) the Company has not given to or received from any other Person, at any time since October 31, 1998, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Applicable Contract.

                           (v) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Applicable Contracts with any Person, and no such Person has made written demand for such renegotation.

                           (vi) The Applicable  Contracts  relating to the sale,
                  design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

                           (vii) The  Applicable  Contracts not evidenced by any
                  writing contain no terms adverse to the Company and remain terminable by the Company at will without penalty.

                  (s) INSURANCE.

                           (i) The Sellers have delivered to the Buyer: (A) true
                  and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director or officer of the Company, is or has been covered at any time within the three (3) years preceding the date of this Agreement; (B) true and complete copies of all policies of insurance to which the Real Estate Sellers are a party with respect to the Real Estate or under which the Real Estate Sellers are or have been covered with respect to the Real Estate at any time within the three (3) years preceding the date of this Agreement; (C) true and complete copies of all pending applications for policies of insurance; and (D) any statement by the auditor of the Company's Financial Statements with regard to the adequacy of the Company's coverage or of the reserves for claims.

                           (ii) Part 3.1(s) of the Disclosure Schedule describes: (A) any self-insurance arrangement by or affecting the Company or the Real Estate, including any reserves
                  established   thereunder;   (B)  any  Applicable  Contract  or
                  arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and (C) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                           (iii) Part  3.1(s) of the  Disclosure  Schedule  sets
                  forth, by year, for the current policy year and each of the three (3) preceding policy years: (A) a summary of the loss experience under each policy; (B) a statement describing each claim under an insurance policy (other than any health or hospitalization policy maintained by the Company for the benefit of any employee or his or her dependents) which sets forth the name of the claimant; the description of the policy by insurer, type of insurance, and period of coverage; and the amount and a brief description of the claim; and (C) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

                           (iv) (A) All  policies  of  insurance  to  which  the
                  Company is a party or that provide coverage to the Real Estate Sellers, with respect to the Real Estate, or to the Company, or to any director or officer of the Company with respect to the Company are valid, outstanding and enforceable, are issued by an insurer that is financially sound and reputable; taken together, provide adequate insurance coverage for the assets, including the Real Estate, and the operations of the Company; are sufficient for compliance with all Legal Requirements and Applicable Contracts to which the Company is a party or by which the Company is bound; will continue in full force and effect following the consummation of the Contemplated Transactions in accordance with their terms; and do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company. (B) Neither the Real Estate Sellers nor the Company has received
                  (1) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (2) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder. (C) The Real Estate Sellers and the Company have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which the Real Estate Sellers or the Company is a party or that provides coverage to the Real Estate Sellers, the Company or a director or officer of the Company. (D) The Real Estate Sellers and the Company have given notice to the insurer of all claims that may be insured thereby.

                  (t) BANK AND BROKERAGE ACCOUNTS. Part 3.1(t) of the Disclosure Schedule contains a complete and accurate list of all bank, savings bank, stock and bond brokerage, investment and similar accounts maintained by, for, or in the name of the Company, the name of each officer, employee or other agent of the Company with signature or other authority over such account and the name, address and telephone number of any Person administering such account by or for such bank, savings bank, stock and bond brokerage firm, investment company or other organization with which the Company maintains such account. The Company has no cash, cash equivalents, other securities or similar assets except in such accounts.

                  (u) ENVIRONMENTAL MATTERS.

                           (i) Each of the Real Estate Sellers with respect to the Real Estate and the Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither any of the Sellers with respect to the Real Estate nor the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (A) any Governmental Body or private citizen acting in the public interest, or (B) the current or prior owner or operator of any Facilities, including the Real Estate, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and
                           Safety Liabilities with respect to any of the Facilities, including the Real Estate, or any other properties or assets (whether real, personal or mixed) in which the Company has had any interest, or with respect to any property or Facilities, including the Real Estate, at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company or any other Person for whose conduct they are or may be held responsible or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                                    (ii)  There  are  no  pending   or,  to  the
                           Knowledge of the Sellers and the Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities, including the Real Estate, or any other properties and assets (whether real, personal or mixed) in which the Company has or had an interest.

                                    (iii) None of the Sellers or the Company has
                           any basis to expect, nor has any of them or any other Person for whose conduct they are nor may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, waiving, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any of the Facilities, including the Real Estate, or any other properties or assets (whether real, personal or mixed) in which the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by the Company, or any other Person for whose conduct the Company is or may be held responsible, have been transported, treated, stored, handled transferred, disposed, recycled or received.

                                    (iv)  Neither  any of the  Sellers  nor  the
                           Company nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health and Safety Liabilities with respect to the Facilities, including the Real Estate, or with respect to any other properties and assets
                           (whether real, personal or mixed) in which the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities, including the Real Estate, or any such other property or assets.

                                    (v) There are no Hazardous Materials present
                           on or in the Environment at the Facilities, including the Real Estate, or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities, including the Real Estate, or such adjoining property, or incorporated into any structure therein or thereon. None of the Sellers, the Company, any other Person for whose conduct they are or may be held responsible, or any other Person has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities, including the Real Estate, or any other properties or assets (whether real, personal, or mixed) in which any of the Sellers or the Company has or had an interest.

                                    (vi)  There has been no  Release  or, to the
                           Knowledge of the Sellers and the Company, Threat of Release, of any Hazardous Materials at or from the Facilities, including the Real Estate, or at any of the other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used or processed from or by the Facilities, including the Real Estate, or from or by any other properties and assets (whether real, personal or mixed) in which the Company has or had an interest or any geologically or hydrologically adjoining property, whether by the Sellers, the Company or any other Person.

                                    (vii)  The  Sellers  have  delivered  to the
                           Buyer true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by any of the Sellers or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, including the Real Estate, or concerning compliance by the Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

                  (v) EMPLOYEES.


                                    (i) Part 3.1(v) of the  Disclosure  Schedule
                           contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status; name of the employee; job title; current compensation paid or payable and any change in compensation since October 31, 2000; vacation accrued for 2001 or thereafter; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement,
                           profit-sharing,        thrift-savings,       deferred
                           compensation, stock bonus, stock option, cash bonuses, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Plan for directors of the Company.

                                    (ii) No  employee or director of the Company
                           is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other person that in any way adversely affects or will affect (A) the performance of his or her duties as an employee or director of the Company or (B) the ability of the Company to conduct its business, including any such confidentiality, non-competition or proprietary rights agreement with the Sellers or the Company by any such employee or director. To the Sellers' Knowledge, no director, officer, or other key employee of the Company other than the Sellers intends to terminate his or her employment with the Company.

                                    (iii) Part 3.1(v) of the Disclosure Schedule
                           also contains a complete and accurate list of the following information for each retired employee or director of the Company or their dependents, receiving benefits or scheduled to receive benefits in the future; name of employee or director; pension benefit; pension option election; retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

                  (w) LABOR RELATIONS; COMPLIANCE. Since October 31, 1998, the Company has not been or is a party to any collective bargaining or other labor Contract. Since October 31, 1998, there has not been, there is not presently pending or existing, and there is not Threatened (i) any strike, slowdown, picketing, work stoppage, or employee grievance process, (ii) any Proceeding against or affecting the Company or the Real Estate relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, including the Real Estate or (iii) any application for certification of a collective bargaining agent. No event has occurred or circumstances exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

                  (x) INTELLECTUAL PROPERTY.

                                    (i) For the purposes of this Section 3.1 (x)
                           the term "Intellectual Property Assets" includes (A) the name "B.L.L. Corporation," all fictitious business names including "Security

                           Manufacturing            Corporation,"            and
                           "Better-Locks-for-Less," trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks"); (B) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents"); (C) all copyrights in both published works and unpublished works (collectively, "Copyrights"); and (D) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings and blue prints (collectively, "Trade Secrets"); owned, used or licensed by the Company as licensee or licensor.

                                    (ii) Part 3.1(x) of the Disclosure  Schedule
                           contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Applicable Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available "off the shelf" software programs under which the Company is the licensee. There are no outstanding and, to the Sellers' Knowledge, Threatened disputes or disagreements with respect to any such Contract.

                                    (iii) (A) The  Intellectual  Property Assets
                           are all those necessary for the operation of the Company's business and the Real Estate as they are currently conducted. The Company is the owner of all right, title and interest outright or as licensee in and to each of the Intellectual Property Assets, free and clear of all Encumbrances and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.
                           (B) Except as set forth in Part 3.1(x) of the Disclosure Schedule, all former and current employees of the Company have executed written Contracts with the Company that assign to the Company all rights to any inventions, improvements, discoveries or information relating to the business of the Company and the Real Estate. No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his or her work to anyone other than the Company.

                                    (iv)  (A)  Part  3.1(x)  of  the  Disclosure
                           Schedule contains a complete and accurate list and summary description of all Patents. The Company is the owner of all right, title and interest outright or as licensee in and to each of the Patents, free and clear of all Encumbrances and other adverse claims. (B) All of the issued Patents are currently in compliance with formal legal requirements

                          (including  payment  of  filing,   examination,   and
                           maintenance fees and proofs of working or use) are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date. (C) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding to the Sellers' Knowledge, there is no potentially interfering patent or patent application of any third party. (D) No Patent is infringed or, to the Sellers' Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person. (E) All products made, used, or sold under the Patents have been marked with the proper patent notice.

                                    (v)  (A)  Part  3.1(x)  of  the   Disclosure
                           Schedule contains a complete and accurate list and summary description of all Marks. The Company is the owner of all right, title and interest in and to each of the Marks, free and clear of all Encumbrances and other adverse claims. (B) all Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date. (C) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Sellers' Knowledge, no such action is Threatened with respect to any of the Marks. (D) To the Sellers' Knowledge, there is no potentially interfering trademark or trademark application of any third party. (E) No Mark is infringed or, to the Sellers' Knowledge, has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any tradename, trademark, or service mark of any third party. (F) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

                                    (vi)  (A)  Part  3.1(x)  of  the  Disclosure
                           Schedule contains a complete and accurate list and summary description of all Copyrights. The Company is the owner of all right, title, and interest in and to each of Copyrights, free and clear of all Encumbrances and other adverse claims. (B) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date. (C) No Copyright is infringed or, to the Sellers' Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. (D) All works encompassed by the Copyrights have been marked with the proper copyright notice.

                                    (vii) (A) With respect to each Trade Secret,
                           the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. (B) The Sellers and the Company have taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Trade Secrets. (C) The Company has good title and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and to the Sellers' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

                  (y) CERTAIN PAYMENTS. Except as set forth in Part 3.1(y) of the Disclosure Schedule, since October 31, 1998, neither the Company nor any director, officer, agent, or employee of the Company, including the Sellers, or any other Person associated with or acting for or on behalf of the Company or with respect to the Real Estate, has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property, or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for the business secured, (C) to obtain special concessions or for special concessions already obtained, for or in respect to the Company, any Affiliate of the Company or the Real Estate, or (D) in violation of any Legal Requirement, or (ii) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

                  (z) DISCLOSURE.


                           (i) No  representation  or warranty of the Sellers in
                  this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. (ii) No notice given pursuant to Section 4.5 will contain any untrue statement or omit to state a material fail necessary to make the statements therein or in this Agreement, in light of circumstances in which they were made, not misleading. (iii) There is no fact known to any of the Sellers that has specific application to either the Sellers or the Company (other than general economic or industry conditions) and that materially adversely affects, or, as far as any of the Sellers can reasonably foresee, materially threatens the assets, business, prospects, financial condition or results of operations of the Company or the Real Estate that has not been set forth in this Agreement or the Disclosure Schedule.

                  (aa) RELATIONSHIP WITH RELATED PERSONS. None of the Sellers or any Related Person of the Sellers or of the Company has, or since October 31, 1998 has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to the Company's business, except, however, for the Real Estate. None of the Sellers or any Related Person of the Sellers or of the Company is, or since October 31, 1998 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company. Except as set forth in Part 3.1(aa) of the Disclosure Schedule, none of the Sellers or any Related Person of the Sellers or of the Company is a party to any Contract with, or has any claim or right against the Company.

                  (bb) BROKERS OR FINDERS. The Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders fees or agents' commissions or other similar payment in connection with this Agreement, including the Real Estate and will indemnify and hold the Buyer harmless from any such payment alleged to be due by or through the Sellers as a result of the action of the Sellers or their agents.

         SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Sellers as follows:

                  (a) ORGANIZATION AND GOOD STANDING. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                  (b) AUTHORITY; NO CONFLICT.

                                    (i) This  Agreement  constitutes  the legal,
                           valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms. Upon the execution and delivery by the Buyer hereunder of the Promissory Note, the Consulting Agreements and the Sales Representative Agreement,
                           (A) the Promissory Note, the Consulting Agreements and the Sales Representative Agreement will constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. The Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement, the Promissory Note, the Consulting Agreements and the Sales Representative Agreement and to perform its obligations under this Agreement, the Promissory
                           Note, the Consulting Agreements and the Sales Representative Agreement.

                                    (ii) Neither the  execution  and delivery of
                           this Agreement by the Buyer nor the consummation or performance of any of the Contemplated Transactions by the Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to (1) any provision of the Buyer's Organizational Documents;
                           (2) any resolution adopted by the board of directors or the stockholders of the Buyer; (3) any Legal Requirement or Order to which the Buyer may be subject; or (4) any Contract to which the Buyer is a party or by which the Buyer may be bound. Except for the Consent of Manufacturers & Traders Trust Company, which Consent the Buyer shall obtain prior to the Closing, the Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                  (c) INVESTMENT INTENT. The Buyer is acquiring the Company Shares for its own account, or the account of a Subsidiary of the Buyer, and not with a view to their distribution within the meaning of
         Section 2(11) of the Securities Act.

                  (d) CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against the Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Buyer's Knowledge, no such Proceeding has been Threatened.

                  (e) BROKERS OR FINDERS. The Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold the Sellers harmless from any such payment alleged to be due by or through the Buyer as a result of the action of the Buyer or its officers or agents.

                                   ARTICLE IV

                 COVENANTS OF THE SELLERS PRIOR TO CLOSING DATE

         SECTION 4.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, the Sellers will, and will cause the Company and its

Representatives to (a) afford the Buyer and its Representatives and prospective lenders and their Representatives (collectively, the "Buyer's Advisors") full and free access to the Company's personnel, properties, including the Real Estate and subsurface testing, contracts, books and records and other documents and data, (b) furnish to the Buyer and the Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as the Buyer may reasonably request, and (c) furnish the Buyer and the Buyer's Advisors with such additional financial, operating, and other data and information as the Buyer may reasonably request.

         SECTION 4.2 OPERATION OF THE BUSINESS OF THE COMPANY. Between the date of this Agreement and the Closing Date, the Sellers will, and will cause the Company to (a) conduct the business of the Company only in the Ordinary Course of Business; (b) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company; (c) confer with the Buyer concerning operational matters of a material nature; and (d) otherwise report periodically to the Buyer concerning the status of the business, operations, and finances of the Company.

         SECTION 4.3 NEGATIVE COVENANT. Except as otherwise permitted by this Agreement, between the date of this Agreement and the Closing Date, the Sellers will not, and will cause the Company not to, without the prior written consent of the Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.1(q) is likely to occur.

         SECTION 4.4 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, the Sellers will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Sellers will, and will cause the Company to, (a) cooperate with the Buyer with respect to all filings that the Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions and (b) cooperate with the Buyer in obtaining all consents identified in Section 3.2(b) hereof.

         SECTION 4.5 NOTIFICATION. Between the date of this Agreement and the Closing Date, each of the Sellers will promptly notify the Buyer in writing if such Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of the Sellers' representations and warranties as of the date of this Agreement, or if such Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedule if the Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, the Sellers will promptly deliver to the Buyer a supplement to the Disclosure Schedule specifying such change. During the same period, each of the Sellers will promptly notify the Buyer of the occurrence of any Breach of any covenant of the Sellers in this Article IV or of the occurrence of any event that may make the satisfaction of the conditions in
Section 6.1 impossible or unlikely.

         SECTION 4.6 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. The Sellers will cause all indebtedness owed to the Company by either of the Sellers or any Related Person of either of the Sellers to be paid in full prior to the Closing.

         SECTION 4.7 CLEAN-UP OF CERTAIN HAZARDS. The Sellers will cause the Company at its cost to remove from the Land constituting part of Real Estate and dispose of in accordance with all Legal Requirements the pile of dirt and contaminated soil as discussed in the environmental assessment of the Real Estate referred to in Section 6.1(d) hereof and to furnish to or for the Buyer prior to the Closing evidence reasonably satisfactory to the Buyer that such dirt pile and contaminated soil have been removed from the Land.

         SECTION 4.8 BYLAWS AND STOCK CERTIFICATES. The Sellers will cause the Company to amend its Bylaws by the elimination of the provisions thereof referred to in Part 3.1(b)(ii) and Part 3.1(c) of the Disclosure Schedule and to remove the legend referring to any restriction on the transfer of capital stock of the Company from any and all stock certificates evidencing the Company Shares.

         SECTION 4.9 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Article VIII hereof, the Sellers will not, and will cause the Company and each of their Representatives not to, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than the Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company or the Real Estate, or any of the capital stock of the Company or any merger, consolidation, business combination, or similar transaction involving the Company.

         SECTION 4.10 BEST EFFORTS. Between the date of this Agreement and the Closing Date, the Sellers will use their Best Efforts to cause the conditions in Sections 6.1 and 6.2 to be satisfied.

                                    ARTICLE V

                    COVENANTS OF BUYER PRIOR TO CLOSING DATE

         SECTION 5.1 APPROVALS OF GOVERNMENTAL BODIES. As promptly as practicable after the date of this Agreement, the Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Buyer will, and will cause each of its Related Persons to, cooperate with the Sellers with respect to all filings that the Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions and cooperate with the Sellers in obtaining all consents identified in Part 3.1(b) of the Disclosure Schedule; provided, however, that this Agreement will not require the Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

         SECTION 5.2 BEST EFFORTS. Between the date of this Agreement and the Closing Date, the Buyer will use its Best Efforts to cause the conditions in Sections 6.1 and 6.2 hereof to be satisfied.

                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO OBLIGATIONS TO CLOSE

         SECTION 6.1 CONDITIONS PRECEDENT TO BUYER'S OBLIGATION. The Buyer's obligation to purchase the Seller's Shares and the Real Estate and to take the other actions required to be taken by the Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Buyer, in whole or in part):

                  (a) ACCURACY OF REPRESENTATIONS. All of the Sellers' representations and warranties in this Agreement (considered collectively) and each of these representations and warranties (considered individually), must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Schedule.

                  (b) SELLERS' PERFORMANCE. (i) All of the covenants and obligations that the Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects. (ii) Each document required to be delivered pursuant to Section 1.6 hereof must have been delivered, and each of the other covenants and obligations in Sections 4.4, 4.6, 4.7, 4.8, and 4.10 hereof must have been performed and complied with in all respects.

                  (c) CONSENTS. Each of the Consents identified in Part 3.1(b) of the Disclosure Schedule and each Consent identified in Section 3.2 hereof must have been obtained and must be in full force and effect.

                  (d) ADDITIONAL DOCUMENTS. Each of the following documents must have been delivered to the Buyer: (i) an opinion of Gardere Wynne
         Sewell, LLP, counsel to the Sellers, dated the Closing Date, substantially to the effects set forth in Exhibit "I" attached hereto and made a part hereof, (ii) a survey made by a surveyor or engineer duly licensed as such in the State of Texas reflecting the boundaries of the Land, the location of the Building and any other improvements erected on the Land and the location of the Title Exceptions, certified to, and in form accepted by, the Title Company for the elimination of any general survey exception in any owner's or mortgagee's policy of title insurance to be issued thereby,
         (iii) a commitment from the Title Company to issue an owner's and a mortgagee's policy of title insurance insuring the fee simple title of the Buyer in the Real Estate without exception other than the Title Exceptions upon the Closing, (iv) an appraisal of the Real Estate made no earlier than November 1, 2000, by a member of the American Institute of Appraisers appraising the fair market value of the Real Estate in an amount no less than the Real Estate Purchase Price, (v) a Phase I environmental assessment of the Real Estate, including the Building and any other improvements erected on the Land, made by an environmental engineer acceptable to the Buyer and disclosing no environmental conditions other than those which the Sellers shall remedy prior to the Closing, and (vi) such other documents as the Buyer may reasonably request for the purpose of (1) enabling its counsel to provide the opinion referred to in Section 6.2(d), (2) evidencing the accuracy of any of the Sellers' representations and warranties, (3) evidencing the performance by the Sellers, or the compliance by the Sellers with, any covenant or obligation required to be performed or complied with by the Sellers, or any of them, (4) evidencing the satisfaction of any condition referred to in this Section 6.1 or (5) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

                  (e) NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or Threatened against the Buyer, or against any Person affiliated with the Buyer, any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

                  (f) NO CLAIM REGARDING OWNERSHIP OR PROCEEDS. There must not have been made or Threatened by any Person any claim asserting that such Person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company or the Real Estate or (ii) is entitled to all or any portion of the Purchase Price payable for the Company Shares or for the Real Estate.

                  (g) NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause the Buyer or any Person affiliated with the Buyer to suffer any material adverse consequence under, (i) any applicable Legal Requirement or Order, or (ii) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

         SECTION 6.2 CONDITIONS PRECEDENT TO SELLERS' OBLIGATION. The Sellers obligations to sell the Company Shares and the Real Estate and to take the other actions required to be taken by the Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Sellers, in whole or in part):

                  (a) ACCURACY OF REPRESENTATIONS. All of the Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties
         (considered individually) must have been accurate in all material respects as of the date of this Agreement and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

                  (b) BUYER'S PERFORMANCE. (i) All of the covenants and obligations that the Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects. (ii) The Buyer must have delivered each of the documents required to be delivered by the Buyer pursuant to Section 1.6 hereof and must have made the cash payments required to be made by the Buyer pursuant to Section 1.6 hereof.

                  (c) CONSENTS. Each of the Consents identified in Part 3.1(b) of the Disclosure Schedule must have been obtained and must be in full force and effect.

                  (d) ADDITIONAL DOCUMENTS. The Buyer must have caused the following documents to be delivered to the Sellers (i) an opinion of the Law Offices of Alan H. Finegold, LLC counsel to the Buyer, dated the Closing Date, substantially to the effects set forth in Exhibit "J" attached hereto and made a part hereof; and (ii) such other documents as the Sellers may reasonably request for the purpose of (A) enabling their counsel to provide the opinion referred to in Section 6.1(d)(i) hereof, (B) evidencing the accuracy of any representation or warranty of the Buyer, (C) evidencing the performance by the Buyer of, or the compliance by the Buyer with, any covenant or obligation required to be performed or complied with by the Buyer, (D) evidencing the satisfaction of any condition referred to in this Section 6.2, or (E) otherwise facilitating the consummation of any of the Contemplated Transactions.

                  (e) NO INJUNCTION. There must not be in effect any Legal Requirement or any injunction or other Order that (i) prohibits the sale of the Company Shares or the Real Estate to the Buyer, and (ii) has been adopted or issued or has otherwise become effective, since the date of this Agreement.

                                   ARTICLE VII

                                   TERMINATION

         SECTION 7.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either the Buyer or the Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived; or

                  (b) (i) by the Buyer if any of the conditions in Section 6.1 hereof has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Buyer to comply with its obligations under this Agreement) and the Buyer has not waived such a condition on or before the Closing Date; or (ii) by the Sellers, if any of the conditions in
         Section 6.2 hereof has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Sellers to comply with their obligations under this Agreement) and the Sellers have not waived such condition on or before the Closing Date; or

                  (c)      by mutual consent of the Buyer and the Sellers; or

                  (d) by either the Buyer or the Sellers if the Closing has not occurred (other than through the failure of the party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before the close of business Friday, the 6th day of July, 2001, or such later date as the parties may agree upon.

         SECTION 7.2 EFFECT OF TERMINATION. Each party's right of termination under Section 7.1 hereof is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section
7.1 hereof, all further obligations of the parties under this Agreement will terminate, except, however, that the obligations in Sections 10.1 hereof will survive; provided, however, that, if this Agreement is terminated by a party because of the Breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                  ARTICLE VIII

                            INDEMNIFICATION; REMEDIES

         SECTION 8.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. All representations, warranties, covenants and obligations in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, the certificate delivered pursuant to Section 1.6(a)(ix) hereof, and any other Certificate or document delivered pursuant to this Agreement will survive the Closing, subject, however, to the provisions of Section 8.5 hereof. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right of indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants and obligations.

         SECTION 8.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS. The Sellers, jointly and severally, will indemnify and hold harmless the Buyer, the Company and their respective Representatives, stockholders, controlling persons, and affiliates (collectively the Indemnified Persons") for, and will pay to the Indemnified Persons, without duplication, the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  (a) any Breach of any representation or warranty made by the Sellers in this Agreement (without giving effect to any supplement to the Disclosure Schedule), the Disclosure Schedule, the supplements to the Disclosure Schedule, or any other certificate or document delivered by the Sellers pursuant to this Agreement;

                  (b) any Breach of any representation or warranty made by the Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Disclosure Schedule, other than any such Breach that is disclosed in a supplement to the Disclosure Schedule and is expressly identified in the certificate delivered pursuant to Section 1.6(a)(ix) as having caused the condition specified in Section 6.1(a) not to be satisfied.

                  (c) any Breach by any of the Sellers of any covenant or obligation of the Sellers in this Agreement;

                  (d) any product shipped or manufactured by, or any services provided by, the Company prior to the Closing Date;

                  (e) any Environmental, Health, and Safety Liabilities arising out of or relating to (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities, including the Real Estate, or any other properties and assets (whether real, personal, or mixed, and whether tangible or intangible) in which the Company has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities, including the Real Estate, or such other properties and assets at any time on or prior to the Closing Date; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by the Company or by any other Person for whose conduct the Company is or may be held responsible at any time on or prior to the Closing Date, or (C) any Hazardous Activities that were, or were allegedly, conducted by the Company or by any other Person for whose conduct the Company is or may be held responsible; or

                  (f) any bodily injury (including illness, disability, and death and regardless of when any such bodily injury occurred, was incurred, or manifested itself, personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of the Company or any other Person for whose conduct the Company or may be held responsible, in any way arising from or alleged by arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities, including the Real Estate, or the operation of the Company prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities, including the Real Estate (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from the Facilities, including the Real Estate on or prior to the Closing Date) or (ii) Released or allegedly Released by the Company or any other Person for whose conduct the Company is or may be held responsible, at any time on or prior to the Closing Date.

                  (g) any matter disclosed in Part 3.1(q) of the Disclosure Schedule; or

                  (h) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any of the Sellers or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

The remedies provided in this Section 8.2 will not be exclusive of or limit any other remedies that may be available to the Buyer or the other Indemnified Persons.

         SECTION 8.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. The Buyer will indemnify and hold harmless the Sellers, and will pay to the Sellers, without duplication, the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by the Buyer in this Agreement or in any certificate delivered by the Buyer pursuant to this Agreement, (b) any Breach by the Buyer of any covenant or obligation of the Buyer in this Agreement, or (c) any claim by any Person for brokerage or finders' fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with the Buyer (or any Person acting on its behalf), in connection with any of the Contemplated Transactions.

         SECTION 8.4       TIME LIMITATIONS.

         (a) If the Closing occurs, the Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.1(c), (f), (g), (l), (n), (o), (u), (v) and
(w), unless on or before the second anniversary of the Closing Date the Buyer notifies the Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer; a claim with respect to Sections 3.1(l), (n), (o), (v) and (w) may be made at any time prior to the expiration of the applicable statute of limitations; a claim with respect to Sections 3.1(c), (f), (g) and (u) or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time indefinitely; provided, however, that the Sellers will have no such liability with respect to any representation or warranty in Section 3.1(o) regarding any Legal Requirement other than the Legal Requirement of a Governmental Body unless, on or before the second anniversary of the Closing Date, the Buyer notifies the Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer; and provided, further, however, that the Sellers will have no such liability under
Section 8.2(d) for or under any product warranty made by the Company to any customer with respect to any product shipped or manufactured by the Company prior to the Closing Date unless, on or before the second anniversary of the Closing Date, the Buyer notifies the Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer.

         (b) If the Closing occurs, the Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the second anniversary of the Closing Date the Sellers notify the Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Sellers.

         SECTION 8.5       LIMITATIONS ON AMOUNT.

                  (a) The Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a), clause (b), clause (d) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (c) of Section 8.2 hereof until the total of all Damages with respect to such matters exceed Thirty Thousand Dollars ($30,000); provided, however, that, if the total of all Damages with respect to such matters exceeds Thirty Thousand Dollars ($30,000) the Sellers will have liability for the entire amount thereof in excess of Ten Thousand Dollars ($10,000), subject, however, to the provisions of Section 8.5(b).

                  (b) The Sellers will have no liability (for indemnification or otherwise) in excess of Nine Hundred Sixty Thousand Dollars ($960,000) in the aggregate with respect to any representation or warranty, or covenant or obligation to be performed or complied with prior to the Closing Date, other than those in Sections 3.1(c), (f), (g), (l), (n), (o), (u), (v) and (w).

                  (c) Notwithstanding the foregoing in this Section 8.5, nevertheless, this Section 8.5 will not apply to any Breach of any of the Sellers' representations and warranties as to which any of the Sellers had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by any of the Sellers of any covenant or obligation; and the Sellers will be jointly and severally liable for all Damages with respect to such Breaches.

         SECTION 8.6 RIGHT OF SET-OFF. Upon notice to the Sellers specifying in reasonable detail the basis for such set-off, the Buyer may set-off any amount to which it may be entitled under this Article VIII against amounts otherwise then payable under the Promissory Note; provided, however, that, if, following such notice, the Sellers inform the Buyer of their preference that the Buyer set-off such amount against amounts otherwise payable under the Consulting Agreements, the Buyer may cause the Company to set-off such amount against the amounts otherwise then payable under the Consulting Agreements, to the extent thereof PRO RATA in proportion to the amounts otherwise then payable thereunder. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Note or the Consulting Agreements. Neither the exercise of, nor the failure to exercise, such right of set-off will constitute an election of remedies or otherwise limit the Buyer in any manner in the enforcement of any other remedies that may be available to it.

         SECTION 8.7       PROCEDURE FOR INDEMNIFICATION - THIRD-PARTY CLAIMS.

                  (a) Promptly after receipt by an indemnified party under Sections 8.2 or 8.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim; but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 8.7(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
         Article VIII for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnifying party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent, which consent shall not be unreasonably withheld or delayed, unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and
         (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten (10) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding; but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) Notwithstanding the foregoing, if any Proceeding referred to in Section 8.7(a) is brought against an indemnified party with respect to a claim involving Taxes, the indemnified party will not only give timely notice to the indemnifying party of the commencement of such Proceeding but also apprise the indemnifying party from time to time reasonably of, and consult with the indemnifying party about, the conduct of such Proceeding.

                  (e) The Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on the Sellers with respect to such a claim anywhere.

         SECTION 8.8 PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         SECTION 8.9 ENVIRONMENTAL  MATTERS.  Notwithstanding  the provisions of
Section 8.7, the Buyer will be entitled to control any Clean-up, any related Proceeding, and except as provided in the following sentence, any other Proceeding, with respect to which indemnity may be sought under clause (e) or clause (f) of Section 8.2. The procedure described in Section 8.7 will apply to any claim solely for monetary damages relating to a matter covered by clause (e) or clause (f) of Section 8.2.

         SECTION 8.10 EXCLUSION FROM INDEMNIFICATION. Notwithstanding anything contained in this Agreement to the contrary, (a) the Sellers will have no liability or obligation to the Buyer for any Damages arising from, out of, or in connection with the termination of the line of credit or commitment to advance funds as provided under Section 1.6(d) hereof; (b) the Sellers will have no liability or obligation to the Buyer for any Damages arising from, out of, or in connection with the ownership, operation or condition of the Real Estate prior to the time when the Real Estate Sellers acquired the Real Estate on August 29, 1990, unless, however, the Real Estate Sellers, or either one of them, has Knowledge of such ownership, operation or condition, including any Hazardous Materials or other contaminants; (c) the Sellers will have no liability or obligation to the Buyer for any Damages with respect to any representation or warranty under the warranty deed referred to in Section 1.6(a)(vii) or under
Section 3.1(g) to the extent that (i) the Real Estate Sellers will not have the right to recover the amount thereof under any owner's policy of title insurance issued thereto and (ii) the Buyer recovers the amount thereof under the owner's policy of title insurance issued to the Buyer hereunder; and (d) the Sellers will have no liability or obligation to the Buyer for any Damages covered by any policy of insurance referred to in Part 3.1(s) of the Disclosure Schedule, to the extent that after the Closing Date the Company recovers the amount thereof under such policy.

                                   ARTICLE IX

                                   ARBITRATION

         SECTION 9.1 ARBITRATION GENERALLY. Any controversy, claim or dispute between the Buyer and the Sellers directly or indirectly concerning this Agreement, or the subject matter hereof, including questions concerning the scope and applicability of this Article IX, will be finally settled by arbitration held in Dallas, Texas, in accordance with the Uniform Arbitration Act of the State of Texas, or any substitute or similar statute of the State of Texas from time to time in effect, and the rules of commercial arbitration then followed by the American Arbitration Association or any successor to the functions thereof. The arbitrators will have the right and authority to determine how their decision or determination as to each issue or matter in dispute may be implemented or enforced. Any decision or award of the arbitrators will be final and conclusive on the parties to this Agreement and there will be no appeal therefrom other than for gross negligence or willful misconduct.

         SECTION 9.2 COMPULSION OF ARBITRATION. Each of the parties hereto agrees that an action to compel arbitration pursuant to this Agreement may be brought in any court of competent jurisdiction in accordance with the provisions of Section 10.5 hereof. Application may also be made to such court for confirmation of any decision or award of the arbitrators, for an order of enforcement and for any other remedies which may be necessary to effectuate such decision or award. All the parties hereto hereby consent to the jurisdiction of the arbitrators and of such court and waive any objection to the jurisdiction of such arbitrators and court.

         SECTION 9.3 EXCEPTION TO ARBITRATION. Notwithstanding the foregoing in this Article IX, nothing contained herein will require arbitration of any issue arising under this Agreement for which injunctive relief or specific performance is successfully sought by any party hereto.

                                    ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel and accountants. The Sellers will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

         SECTION 10.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as the Buyer determines. Unless consented to in writing by the Buyer in advance or required by Legal Requirements, prior to the Closing, the Sellers shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Sellers and the Buyer will consult with each other concerning the means by which the Company's employees, customers and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions; and the Buyer will have the right to be present for any such communication.

         SECTION 10.3 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time shall be of the essence.

         SECTION 10.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                (a)  If to the Sellers:  Janie D'Addio and Salvatore D'Addio and
                                            Jane D'Addio
                                         c/o Jane D. Fergason, Esq.
                                         1601 Elm Street, Suite 300
                                         Dallas, Texas  75201-4761
                                         Facsimile No.:  (214) 999-3835

                     with a copy to:     Gardere Wynne Sewell, LLP
                                         1601 Elm Street, Suite 300
                                         Dallas, Texas  75201-4761
                                         Attention:  Jane D. Fergason, Esq.
                                         Facsimile No.:  (214) 999-3835

                (b)  If to the Buyer: American Locker Group, Incorporated
                                      5889 Forbes Avenue, Suite 100
                                      Pittsburgh, Pennsylvania  15217
                                      Attention:  Edward F. Ruttenberg,
                                                       Chairman
                                      Facsimile No.: (412) 422-2378

                     with a copy to:  Law Offices of Alan H. Finegold, LLC
                                      Six PPG Place, Suite 1150
                                      Pittsburgh, Pennsylvania  15222
                                      Attention:  Alan H. Finegold, Esq.
                                      Facsimile No.: (412) 562-1613

         SECTION 10.5 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, County of Tarrant, or if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas; and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere.

         SECTION 10.6 FURTHER ASSURANCE. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         SECTION 10.7 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege; and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         SECTION 10.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between or among the parties with respect to its subject matter (including the Letter of Intent dated December 28, 2000 addressed to Janie D'Addio and Salvatore D'Addio from American Locker Group, Incorporated) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between or among the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         SECTION 10.9      DISCLOSURE SCHEDULE.

         (a) The disclosures in the Disclosure Schedule, and those in any supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

         (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.


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


         SECTION 10.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. None of the parties may assign any of its rights under this Agreement without the prior consent of the other parties; except, however, that the Buyer may assign any of its rights under this Agreement to any Subsidiary or Subsidiaries of the Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions shall be for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

         SECTION 10.11 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

         SECTION 10.12 ARTICLE AND SECTION HEADINGS; CONSTRUCTION. The headings of the Articles and Sections in this Agreement are provided for convenience of reference only and shall not affect the construction or interpretation of this Agreement. All references to "Article" or "Section" or "Sections" refer to the corresponding Article or Second or Sections of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" shall not limit the preceding words or terms.

         SECTION 10.13 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         SECTION 10.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                            BUYER:

ATTEST:                                     AMERICAN LOCKER GROUP,
                                             INCORPORATED

/s/ ROY J. GLOSSER                          By  /s/ EDWARD F. RUTTENBERG
---------------------------                 ------------------------------------
Title:  TREASURER                           Title:  Chairman of the Board

[Corporate Seal]


WITNESS:                                    SELLERS:

/s/ GEORGINE GARCIA                         /s/ JANIE D'ADDIO          [Seal]
--------------------------                  ---------------------------
                                                JANIE D'ADDIO

/s/ GEORGINE GARCIA                         /s/ SALVATORE D'ADDIO      [Seal]
--------------------------                  ---------------------------
                                                SALVATORE D'ADDIO

/s/ GEORGINE GARCIA                        /s/ JANE D'ADDIO            [Seal]
--------------------------                 ---------------------------
                                               JANE D'ADDIO

               Exhibits excluded as not required under SK Item 601